                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement               [ ]  Confidential, For Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                              HYPERCOM CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)  Amount previously paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement no.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                              HYPERCOM CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON NOVEMBER 16, 1999
                            ------------------------

To Our Stockholders:

     The 1999 Annual Meeting of Stockholders of Hypercom Corporation will be held at the Embassy Suites Phoenix-Biltmore, 2630 East Camelback Road, Phoenix, Arizona 85016, on Tuesday, November 16, 1999, beginning at 9:00 a.m. local time. At the meeting, stockholders will act on the following matters:

     - Election of two directors, each for a term of two years;

     - Approve amendments to the Hypercom Corporation 1997 Employee Stock Purchase Plan; and

     - Any other matters that properly come before the meeting.

     Stockholders of record at the close of business on October 15, 1999 are entitled to vote at the meeting or any postponement or adjournment thereof. We have enclosed a copy of our 1999 Annual Report to Stockholders, which includes certified financial statements, and our Proxy Statement.

IF YOU PLAN TO ATTEND:

Please note that space limitations make it necessary to limit attendance to stockholders and one guest. Registration and seating will begin at 8:00 a.m. Parking is available at the hotel. Stockholders holding stock in brokerage accounts ("street name" holders) will need to bring a copy of a brokerage statement reflecting stock ownership as of the record date. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

     YOUR VOTE IS IMPORTANT. IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                                          By Order of the Board of Directors

                                          /s/ Peter J. Stustman

                                          Peter J. Stutsman
                                          Corporate Secretary

October 22, 1999
Phoenix, Arizona

                               TABLE OF CONTENTS

ABOUT THE MEETING...........................................      1
  What is the purpose of the annual meeting?................      1
  Who is entitled to vote?..................................      1
  Who can attend the meeting?...............................      1
  What constitutes a quorum?................................      1
  How do I vote?............................................      1
  What if I vote and then change my mind?...................      2
  What are the Board's recommendations?.....................      2
  What vote is required to approve each item?...............      2
  How much did this proxy solicitation cost?................      2
BOARD OF DIRECTORS..........................................      3
  What is the current makeup of the Board of Directors?.....      3
  Are there any Directors who are not standing for
     re-election?...........................................      3
  Election of Directors (Proposal No. 1)....................      3
  Continuing Directors......................................      4
  How are non-employee Directors compensated?...............      4
  Are employees of Hypercom paid additional compensation for
     service as a Director?.................................      5
  How often did the Board meet during fiscal 1999?..........      5
  What committees has the Board established?................      5
EXECUTIVE COMPENSATION......................................      6
  Summary Compensation Table................................      6
  Options/SAR Grants in Last Fiscal Year....................      7
  Aggregated Option/SAR Exercises In Last Fiscal Year and
     Fiscal Year-End
     Option/SAR Values......................................      7
  Employment, Severance and Change of Control Agreements....      8
  Report of the Compensation Committee on Executive
     Compensation...........................................      9
  Compensation Committee Interlocks And Insider
     Participation..........................................     11
STOCK PRICE PERFORMANCE GRAPH...............................     11
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....     12
SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND
  MANAGEMENT................................................     12
CERTAIN TRANSACTIONS AND RELATIONSHIPS......................     13
APPROVAL OF AMENDMENTS TO HYPERCOM CORPORATION
  1997 EMPLOYEE STOCK PURCHASE PLAN (PROPOSAL NO. 2)........     13
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS....................     16
STOCKHOLDER PROPOSALS AND NOMINATIONS.......................     16
OTHER MATTERS...............................................     17
APPENDIX A -- HYPERCOM CORPORATION 1997 EMPLOYEE STOCK
                    PURCHASE PLAN...........................    A-1

                              HYPERCOM CORPORATION
                            2851 WEST KATHLEEN ROAD
                             PHOENIX, ARIZONA 85053
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This Proxy Statement contains information related to the 1999 Annual Meeting of Stockholders to be held on November 16, 1999 at 9:00 a.m. local time, at the Embassy Suites Phoenix-Biltmore, 2630 East Camelback Road, Phoenix, Arizona 85016, or at such other time and place to which the annual meeting may be adjourned or postponed. THE ENCLOSED PROXY IS SOLICITED BY HYPERCOM'S BOARD OF DIRECTORS. The proxy materials relating to the annual meeting are first being mailed to stockholders entitled to vote at the meeting on or about October 22, 1999.

                               ABOUT THE MEETING

WHAT IS THE PURPOSE OF THE ANNUAL MEETING?

     At our annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of Directors and approval of amendments to an employee stock purchase plan. In addition, Hypercom's management will report on the performance of Hypercom during fiscal 1999 and respond to questions from stockholders.

WHO IS ENTITLED TO VOTE?

     Only stockholders of record at the close of business on the record date, October 15, 1999, are entitled to receive notice of the annual meeting and to vote the shares of common stock they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share entitles its holder to cast one vote on each matter to be voted upon.

WHO CAN ATTEND THE MEETING?

     All stockholders as of the record date, or their duly appointed proxies, may attend the meeting, and each may be accompanied by one guest. Registration and seating will begin at 8:00 a.m. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

     Please note that if you hold your shares in "street name" (that is, through a broker or other nominee), you will need to bring a copy of a brokerage statement reflecting your stock ownership as of the record date and check in at the registration desk at the meeting.

WHAT CONSTITUTES A QUORUM?

     The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting Hypercom to conduct its business at the annual meeting. As of the record date, 33,197,517 shares of common stock of Hypercom were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting.

HOW DO I VOTE?

     You can vote on matters to come before the meeting in two ways:

     1. You can attend the annual meeting and cast your vote in person; or

     2. You can vote by completing, dating and signing the enclosed proxy card and returning it in the enclosed postage-paid envelope. If you do so, you will authorize the individuals named on the proxy card, referred to as the proxies, to vote your shares according to your instructions or, if you provide no instructions, according to the recommendation of the Board of Directors.

WHAT IF I VOTE AND THEN CHANGE MY MIND?

     You may revoke your proxy at any time before it is exercised by:

     - filing with the Corporate Secretary of Hypercom a notice of revocation;
       or

     - sending in another duly executed proxy bearing a later date; or

     - attending the meeting and casting your vote in person.

     Your last vote will be the vote that is counted.

WHAT ARE THE BOARD'S RECOMMENDATIONS?

     The Board recommends that you vote FOR election of the nominated slate of Directors (see Page 3) and vote FOR the amendments to the Hypercom Corporation 1997 Employee Stock Purchase Plan (see Page 13). Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the Board's recommendations. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

WHAT VOTE IS REQUIRED TO APPROVE EACH ITEM?

     ELECTION OF DIRECTORS. The two nominees who receive the most votes will be elected to the Board of Directors. A properly executed proxy marked "WITHHOLD AUTHORITY" with respect to the election of one or more Directors will not be voted with respect to the Director or Directors indicated, although it will be counted for purposes of determining whether there is a quorum. A "broker non-vote" (discussed below) will also have no effect on the outcome since only a plurality of votes actually cast is required to elect a Director.

     OTHER ITEMS. For each other item, the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item will be required for approval. A properly executed proxy marked "ABSTAIN" with respect to any such matter will not be voted, although it will be counted for purposes of determining whether there is a quorum. Accordingly, an abstention will have the effect of a negative vote.

     EFFECT OF BROKER NON-VOTES. If your shares are held in "street name" through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion under certain circumstances. Brokers have the authority under The New York Stock Exchange rules to vote customers' unvoted shares on certain "routine" matters, including the election of Directors. When a broker votes its clients' unvoted shares, the shares are counted for purposes of establishing a quorum. At the annual meeting, these shares will be counted as voted by the broker in the election of Directors, but will not be counted for any "non-routine" matters to be voted on, including approval of the amendments to the Hypercom Corporation 1997 Employee Stock Purchase Plan.

HOW MUCH DID THIS PROXY SOLICITATION COST?

     The costs of soliciting proxies from stockholders will be borne by Hypercom. In addition to the solicitation of stockholders of record by mail, proxies may be solicited by telephone, facsimile, personal contact, and similar means by Directors, officers or employees of Hypercom, none of whom will be specifically compensated for such activities. Hypercom will also, upon request, reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their reasonable out-of-pocket expenses for forwarding proxy materials to the beneficial owners of the common stock and to obtain proxies.

                               BOARD OF DIRECTORS

     This section gives biographical information about our Directors and describes their membership on Board committees, their attendance at meetings and their compensation.

WHAT IS THE CURRENT MAKEUP OF THE BOARD OF DIRECTORS?

     The Board presently consists of seven members. The Directors are divided into two classes, with each class serving for a two-year period. The stockholders elect approximately one-half of the Board of Directors each year.

ARE THERE ANY DIRECTORS WHO ARE NOT STANDING FOR RE-ELECTION?

     Yes. The following Directors will retire from service on the Board of Directors at the annual meeting and will not stand for re-election:

     - Paul Wallner. Mr. Wallner is not standing for re-election because he will be leaving Hypercom to become the vice president and chief technology officer at a joint venture company partially owned by Hypercom which was formed to enhance Hypercom's Voice over Internet Protocol
       (VoIP) technology.

     - Jairo Gonzalez. Mr. Gonzalez is not standing for re-election because he felt he needed to devote his full-time efforts to his current job responsibilities with Hypercom.

                     ELECTION OF DIRECTORS (PROPOSAL NO. 1)

                    FOR TERM EXPIRING AT 2001 ANNUAL MEETING
                                    CLASS II

     At the annual meeting the two persons listed below are nominated for election. Each nominee will be elected to serve until the 2001 Annual Meeting of Stockholders or until his successor shall have been duly elected and qualified or his resignation or removal, whichever first occurs.

     Each of the nominees has consented to serve a two-year term. If either of them should become unavailable to serve as a Director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board.

     Nominees standing for election are:

PETER J. HART, 60                                            DIRECTOR SINCE 1997

     Since 1996, Peter J. Hart has served as a director and Vice President of Express Card Systems, Inc., a sales company. From 1973 to 1996, Mr. Hart served in various capacities at PricewaterhouseCoopers LLP (then Price Waterhouse LLP), most recently as Senior Tax Partner. Mr. Hart and Mr. Irato are brothers-in-law.

JOCK PATTON, 53                                              DIRECTOR SINCE 1999

     Jock Patton, a private investor, joined Hypercom as a Director on January 19, 1999. From 1992 to 1997, Mr. Patton served as a director and the President of StockVal, Inc., a registered investment advisor providing securities analysis software and proprietary data to mutual funds, major money managers and brokerage firms worldwide. From 1972 to 1992, Mr. Patton was a Partner in the law firm of Streich Lang where he founded and headed the Corporate/Securities Practice Group. Mr. Patton currently serves on the Board of Directors of JDA Software Group, Inc. and Stuart Entertainment, Inc., both publicly-held companies, and is Trustee of nineteen Pilgrim mutual funds with aggregate invested assets of over $5.0 billion. Mr. Patton is also a director of several privately-held companies, including National Airlines, Inc., a Las Vegas-based start-up airline.

Mr. Patton holds both an A.B. Degree in Political Science and a law degree from the University of California at Berkeley.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR ELECTION OF EACH OF THE DIRECTOR NOMINEES.

                              CONTINUING DIRECTORS

                    FOR TERM EXPIRING AT 2000 ANNUAL MEETING
                                    CLASS I

     The following Class I Directors were elected at our 1998 Annual Meeting for terms ending in 2000:

ALBERT A. IRATO, 61                                          DIRECTOR SINCE 1992

     Albert A. Irato was elected Chairman of the Board of Directors effective July 1, 1999. From October 1992 until June 30, 1999, Mr. Irato served as Hypercom's Vice Chairman of the Board of Directors, Chief Executive Officer and President, and the President and Chief Executive Officer of Hypercom U.S.A., Inc., a wholly-owned subsidiary of Hypercom responsible for POS operations in the U.S. and Canada. From 1985 until 1992, Mr. Irato served in various management capacities at American Express. Mr. Irato also served as Chairman of the Board of the Electronic Funds Transfer Association headquartered in Washington, D.C. Mr. Irato holds a B.S. from Spring Hill College and an advanced management degree from the Darden School of the University of Virginia. Mr. Irato and Mr. Hart are brothers-in-law.

GEORGE WALLNER, 48                                           DIRECTOR SINCE 1978

     George Wallner was elected Chief Executive Officer and President effective July 1, 1999. Mr. Wallner had served as Chairman of the Board of Directors since he founded Hypercom in 1978. Mr. Wallner also serves as Hypercom's Chief Technologist. Mr. Wallner received a degree in electrical and communications engineering from the Kando Kalmau Technical College of Budapest, Hungary. George Wallner is the brother of Paul Wallner.

WILLIAM E. FISHER, 53                                        DIRECTOR SINCE 1997

     Since its inception in 1993, William E. Fisher has served as director, Chairman of the Board, President and Chief Executive Officer of Transaction System Architects, Inc. ("TSA"), a developer of software products and services primarily focused on the electronic funds transfer market. From 1987 to 1993, Mr. Fisher served in various capacities at Applied Communications, Inc., a subsidiary of TSA, most recently as Chief Executive Officer. In addition, Mr. Fisher currently serves as a director of West Teleservices Corp., a provider of telecommunications services and products.

HOW ARE NON-EMPLOYEE DIRECTORS COMPENSATED?

     QUARTERLY FEE: Each non-employee Director receives $1,250 each quarter for their services as Director and for attending Board meetings and Board committee meetings.

     OPTIONS: Under our Non-Employee Director Stock Option Plan, each newly elected non-employee Director receives an option to purchase 6,250 shares. Each non-employee Director also receives an option to purchase 6,250 shares of common stock each year. These option grants vest and become exercisable one year after date of grant, permitting the holder to purchase shares at their fair market value on the date of grant, which was $9.625 in the case of annual options granted in 1999. Unless earlier terminated, forfeited or surrendered pursuant to the plan, each option granted will expire on the tenth anniversary date of the grant.

     EXPENSES: Each non-employee Director is also reimbursed for reasonable travel expenses incurred in connection with attendance at each Board and Board committee meeting.

ARE EMPLOYEES OF HYPERCOM PAID ADDITIONAL COMPENSATION FOR SERVICE AS A
DIRECTOR?

     No. They are, however, reimbursed for travel and other related expenses.

HOW OFTEN DID THE BOARD MEET DURING FISCAL 1999?

     The Board of Directors met five times during fiscal 1999. All members of the Board attended more than 75% of the meetings of the Board and the committees on which they serve.

WHAT COMMITTEES HAS THE BOARD ESTABLISHED?

     The Board of Directors has standing Compensation and Audit Committees. Hypercom does not maintain a standing nominating committee or other committee performing similar functions. The function of nominating Directors is carried out by the entire Board of Directors. Hypercom's Bylaws, however, provide a procedure for you to recommend candidates for Director at an annual meeting. For more information, see "Stockholder Proposals and Nominations" (Page 16).

NAME                                      COMPENSATION COMMITTEE    AUDIT COMMITTEE
----                                      ----------------------    ---------------
William B. Fisher.......................            X                      X
Peter J. Hart...........................            X                      X
Jock Patton.............................            X                      X

COMPENSATION COMMITTEE                            2 MEETINGS IN FISCAL YEAR 1999

     - reviews and recommends compensation of executive officers; and

     - administers Hypercom's 1997 Long-Term Incentive Plan.

AUDIT COMMITTEE                                   2 MEETINGS IN FISCAL YEAR 1999

     - makes recommendations regarding the selection of independent auditors;

     - oversees the audit and non-audit activities of both independent accountants and Hypercom's internal audit staff;

     - meets separately and privately with the independent auditors to ensure that the scope of their activities has not been restricted and that adequate responses to their recommendations have been received;

     - receives and accepts the report of independent auditors; and

     - reviews certain proposals for major transactions.

                             EXECUTIVE COMPENSATION

     This section contains charts that show the amount of compensation earned by our Chief Executive Officer and by our four other most highly paid executive officers. It also contains the report of the Compensation Committee explaining the compensation philosophy for our most highly paid officers.

                           SUMMARY COMPENSATION TABLE

     The table below sets forth information concerning the annual and long-term compensation for services rendered in all capacities to Hypercom during the three fiscal years ended June 30, 1999, of those persons who were, at June 30, 1999, (i) our Chief Executive Officer and (ii) our four other most highly compensated executive officers (collectively, the "Named Executive Officers").

                                                                             LONG-TERM
                                                                            COMPENSATION
                                              ANNUAL COMPENSATION              AWARDS
                                       ----------------------------------   ------------
                                                                             SECURITIES
                                                             OTHER ANNUAL    UNDERLYING     ALL OTHER
NAME AND                                SALARY     BONUS     COMPENSATION     OPTIONS/     COMPENSATION
PRINCIPAL POSITION              YEAR     ($)        ($)         ($)(1)          SARS           ($)
------------------              ----   --------   --------   ------------   ------------   ------------
GEORGE WALLNER................  1999   $500,000         --       --                 --            --
  Chairman of the Board         1998   $530,000         --       --                 --            --
  of Directors(2)               1997   $494,411   $156,500       --                 --       $11,711(3)
ALBERT A. IRATO...............  1999   $386,769         --       --                 --            --
  Chief Executive Officer       1998   $356,616         --       --                 --            --
  and President(4)              1997   $306,260   $ 14,500       --            257,500            --
PAUL WALLNER..................  1999   $330,404         --       --                 --            --
  President of Hypercom         1998   $456,000         --       --                 --            --
  Network Systems               1997   $368,697   $156,500       --                 --       $17,680(3)
JAIRO GONZALEZ, JR. ..........  1999   $271,077         --       --                 --            --
  President of Hypercom         1998   $269,181         --       --                 --            --
  International(5)              1997   $228,181         --       --          1,075,000            --
THOMAS E. LINNEN..............  1999   $191,635         --       --             68,750       $15,385(7)
  Chief Financial Officer       1998   $165,981   $  9,450       --                 --            --
  (resigned effective June 1,   1997   $104,461         --       --             81,250            --
  1999)(6)

---------------
(1) The aggregate amount of perquisites and other personal benefits, securities or property, given to each Named Executive Officer was less than either $50,000 or 10% of the total annual salary and bonus for that executive during each of these years.

(2) Effective July 1, 1999, Mr. Wallner was elected Chief Executive Officer and President and resigned his position as Chairman of the Board.

(3) Amounts reflect contributions made by Hypercom's Australian subsidiary to a superannuation fund. This superannuation fund was dissolved by Hypercom in fiscal 1998 and the funds were distributed to the participants.

(4) Effective July 1, 1999, Mr. Irato was elected Chairman of the Board of Directors and resigned his position as Chief Executive Officer and President.

(5) Effective July 1, 1999, Mr. Gonzalez became Managing Director, Global Sales and Marketing.

(6) Mr. Linnen resigned as Chief Financial Officer effective January 19, 1999, and directed his attention to corporate acquisitions until his resignation from Hypercom on June 1, 1999. Jonathon Killmer joined Hypercom on January 19, 1999 as Senior Vice President and Chief Financial Officer.

(7) Amounts reflect separation pay paid to Mr. Linnen between June 1, 1999 and July 31, 1999. Does not include the value from the continuation of vesting of all stock options owned by Mr. Linnen through July 31, 2000. See "Employment, Severance and Change of Control Agreements."

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning grants of stock options to the Named Executive Officers during the fiscal year ended June 30, 1999.

                                                                                            POTENTIAL REALIZABLE VALUE
                                                                                                    AT ASSUMED
                                                                                               ANNUAL RATES OF STOCK
                                                INDIVIDUAL GRANTS                            APPRECIATION OPTION TERM
                         ----------------------------------------------------------------   ---------------------------
                             NUMBER OF        PERCENT OF TOTAL
                             SECURITIES       OPTIONS GRANTED    EXERCISE OR
                         UNDERLYING OPTIONS   TO EMPLOYEES IN    BASE PRICE    EXPIRATION
NAME                       GRANTED(#)(1)        FISCAL YEAR        ($/SH)         DATE         5%($)         10%($)
----                     ------------------   ----------------   -----------   ----------   -----------   -------------
George Wallner.........            --                 --                --           --            --              --
Albert A. Irato........            --                 --                --           --            --              --
Paul Wallner...........            --                 --                --           --            --              --
Jairo Gonzalez.........            --                 --                --           --            --              --
Thomas E. Linnen.......        68,750               4.58%          $10.375      1/14/09      $448,579      $1,818,859

---------------
(1) The options vest in five equal annual installments beginning on January 14, 2000. Mr. Linnen resigned from Hypercom on June 1, 1999, and pursuant to his severance agreement may only exercise those options previously granted to him that vest on or before July 31, 2000. Accordingly, only 13,750 of the options granted to him in fiscal 1999 will vest and become exercisable before July 31, 2000. Unless otherwise exercised, any outstanding options, whether vested or unvested, will expire after such date.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table sets forth information concerning the value of each Named Executive Officer's unexercised options at June 30, 1999.

                                                    NUMBER OF SECURITIES
                                                   UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                         SHARES                       OPTIONS/SARS AT              IN-THE-MONEY OPTIONS/
                        ACQUIRED                      FISCAL YEAR-END            SARS AT FISCAL YEAR-END(1)
                           ON        VALUE      ----------------------------    ----------------------------
NAME                    EXERCISE    REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----                    --------    --------    -----------    -------------    -----------    -------------
George Wallner........    --          --                --             --               --              --
Albert A. Irato.......    --          --         1,171,625         77,250       $8,625,926(2)   $  244,342
Paul Wallner..........    --          --                --             --               --              --
Jairo Gonzalez........    --          --           752,500        322,500       $2,380,158(3)   $1,020,068
Thomas E. Linnen......    --          --            47,500        102,500       $  150,243(4)   $  106,751

---------------
(1) Options are considered "in the money," if the fair market value of the underlying securities exceeds the exercise price of the options. The year-end values represent the difference between the fair market value of the common stock subject to the options (the stock's closing price as reported on The New York Stock Exchange was $9.563 on June 30, 1999) and the exercise price of the options.

(2) Mr. Irato has 252,500 stock options exercisable at $0.664, 255,000 stock options exercisable at $1.096, 260,000 stock options exercisable at $2.016, 262,500 stock options exercisable at $2.656, and 141,625 stock options exercisable at $6.40.

(3) All stock options granted to Mr. Gonzalez are exercisable at $6.40 a share.

(4) Mr. Linnen has 68,750 stock options exercisable at $6.40 and 68,750 stock options exercisable at $10.375.

             EMPLOYMENT, SEVERANCE AND CHANGE OF CONTROL AGREEMENTS

     ALBERT A. IRATO. Hypercom employs Albert A. Irato under an agreement which expires on December 31, 2001. In addition to information found elsewhere in this proxy statement, this agreement provides:

     - an annual base salary of $322,000, with annual adjustments up to a maximum of $422,000; and

     - an automobile allowance, participation in Hypercom's benefit plans and certain other fringe benefits.

In addition, pursuant to the agreement effective January 1, 1997, Mr. Irato was granted additional options, over and above options previously vested, to purchase 257,500 shares of common stock at an exercise price of $6.40 per share. One-half of the options vested immediately and the remaining one-half become exercisable over five years at the rate of 20% per year beginning on January 1, 1998.

     In the event Mr. Irato's employment is terminated by Hypercom without cause or by reason of death or disability, or in the event of a change of control of Hypercom, all options will vest immediately. In the event Mr. Irato's employment is terminated without cause, Mr. Irato will receive for a period of one year following termination an amount equal to his annual salary on the date of termination. The agreement also contains a non-compete provision whereby Mr. Irato has agreed he will not, during his employment and for one year after any termination of employment, participate or assist in ownership or operation of any business similar to or competitive with Hypercom. Mr. Irato may terminate his employment with Hypercom at any time during the term.

     JAIRO GONZALEZ. Hypercom employs Jairo Gonzalez under an agreement which expires on December 31, 2001. In addition to information found elsewhere in this proxy statement, this agreement provides:

     - an annual base salary of $250,000, with annual adjustments up to a maximum of $300,000; and

     - an automobile allowance, participation in Hypercom's benefit plans and certain other fringe benefits.

In addition, pursuant to the agreement Mr. Gonzalez was granted options to purchase 1,075,000 shares of common stock at an exercise price of $6.40 per share. One-half of the options vested immediately and the remaining one-half become exercisable over five years at the rate of 20% per year beginning January 1, 1998.

     In the event Mr. Gonzalez's employment is terminated by Hypercom without cause or by reason of death or disability, or in the event of a change of control of Hypercom, all options will vest immediately. In the event Mr. Gonzalez's employment is terminated without cause, Mr. Gonzalez will receive for a period of one year following termination an amount equal to his annual base salary on the date of termination. The agreement also contains a non-compete provision whereby Mr. Gonzalez has agreed he will not, during his employment and for one year after any termination of employment, participate or assist in ownership or operation of any business similar to or competitive with Hypercom. Mr. Gonzalez may terminate his employment with Hypercom at any time during the term.

     THOMAS E. LINNEN. Hypercom and Mr. Linnen mutually agreed it was in their best interest to bring their employment relationship to a conclusion effective June 1, 1999. In connection with the arrangement, Hypercom and Mr. Linnen entered into a Severance Agreement. Under the Severance Agreement, Mr. Linnen was paid his base salary of $200,000, less all required and authorized deductions, through July 31, 1999. Mr. Linnen was also allowed to continue his medical and dental benefits coverage and receive other customary fringe benefits during that period. Under the agreement, all outstanding stock options granted to Mr. Linnen continue to vest through July 31, 2000, and he may exercise the vested portion of such options until that time. Also in connection with his resignation, Hypercom forgave a $50,000 loan to Mr. Linnen.

     OTHER EXECUTIVE OFFICERS. Although we have no current plans to enter into employment agreements with any other executive officer or key employee, we intend to review the desirability of such employment agreements from time to time in the future.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The following Report of the Compensation Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Hypercom filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent specifically incorporated.

     The Compensation Committee of the Board of Directors has furnished the following report on executive compensation for fiscal 1999.

WHAT IS HYPERCOM'S PHILOSOPHY OF EXECUTIVE OFFICER COMPENSATION?

     Hypercom's compensation program for executive officers consists of three key elements:

     - a base salary,

     - a performance-based annual bonus, and

     - long-term incentives in the form of stock option grants.

The Compensation Committee believes this three-part approach best serves the interests of Hypercom and its stockholders. As described more fully below, each element of Hypercom's executive compensation program has a somewhat different purpose.

     The three-part approach enables Hypercom to meet the requirements of the competitive environment in which Hypercom operates, while ensuring executive officers are compensated in a way that advances both the short- and long-term interests of the stockholders. Under this approach, compensation for these officers was ultimately based upon:

     - the Committee's assessment of the executive officers' performance,

     - the continuing demand for superior executive talent,

     - Hypercom's overall performance, and

     - Hypercom's future objectives and challenges.

     Hypercom's philosophy is to pay base salaries to executives that reward these executives for ongoing performance throughout the year, enabling Hypercom to attract, motivate and retain highly qualified executives. The annual bonus program is based primarily on Hypercom's financial results and rewards executives for performance. Another performance incentive is the stock option grant, which give executives an opportunity to obtain equity in Hypercom, and because options result in rewards to executives if Hypercom's stock price appreciates, provide an incentive for outstanding performance in the long term. The Board believes this mix of short- and long-term compensation components provides a balanced approach that enables Hypercom to attract and retain experienced executives, rewards executives for their individual and collective contribution to Hypercom's profitability, and ensures the incentives of Hypercom's executives are aligned with the best interests of its stockholders.

     The Board's decisions concerning the specific fiscal 1999 compensation elements for individual executive officers, including the Chief Executive Officer, were made within this broad framework and in light of each executive officer's level of responsibility, performance, current salary and prior-year bonus and other compensation awards. As noted below, the Board's specific decisions involving fiscal 1999 executive officer compensation were ultimately based upon the Board's judgment regarding the individual executive officer's performance, potential future contributions, and whether each payment or award would provide an appropriate reward and incentive for such officer to sustain and enhance Hypercom's long-term performance.

     The Board typically establishes each executive's base salary at a level designed to reflect that executive's position and responsibility within Hypercom, to attract and retain highly qualified executives and to be competitive with similarly situated executives at companies of similar size and revenue levels.

The Board also takes into account, among other things, the individual executive's experience and performance during the past year. Bonuses typically are paid to executive officers based upon the Board's judgment regarding the significance of the individual executive officer's contributions during a given year and Hypercom's overall financial performance. During fiscal 1999, the Board granted stock options to Mr. Linnen and other officers not named herein, in lieu of paying cash bonuses, designed to provide such officers with incentives for long-term performance.

HOW IS COMPENSATION USED TO FOCUS MANAGEMENT ON LONG-TERM VALUE CREATION?

     In November 1996, Hypercom adopted the Hypercom Corporation Long-Term Incentive Plan to provide key employees selected by the Board an opportunity to obtain an equity stake in Hypercom. Stock options are primarily designed to provide such employees with strong incentives for superior long-term performance. Exercisability of options is therefore conditioned upon the employee's continued employment by Hypercom for periods of time specified by the Board when these options are granted. Unexercised options are forfeited if the employee leaves Hypercom prior to the time such options vest, or if vested upon termination, if the employee fails to exercise them prior to the end of a stated period following termination. In making option awards, the Board reviews the level of awards granted to executives at other comparable companies, the awards granted to Hypercom employees and the individual employee's specific position at Hypercom and role in helping Hypercom to achieve its goals.

DO EXECUTIVES RECEIVE ANY OTHER BENEFITS?

     Certain executives also participate in various other benefit plans, including medical plans and a 401(k) plan, which are generally available to all employees of Hypercom.

HOW IS HYPERCOM'S CHIEF EXECUTIVE OFFICER COMPENSATED?

     Albert A. Irato, the Chief Executive Officer and President during fiscal 1999, who was elected Chairman of the Board effective July 1, 1999, received a base salary of $386,769, an increase of 8.5% from fiscal 1998. Mr. Irato's base salary for the year ended June 30, 1999, was established under the terms of his employment agreement. See "Employment, Severance and Change of Control Agreements." The Committee considered the same factors used for other executive officers outlined above in determining Mr. Irato's bonus and any long-term compensation. Mr. Irato did not receive a cash bonus or stock options for fiscal 1999 because Hypercom did not achieve the performance goals established by the Committee.

HOW IS HYPERCOM ADDRESSING INTERNAL REVENUE CODE LIMITS ON DEDUCTIBILITY OF COMPENSATION?

     Section 162(m) of the Internal Revenue Code, adopted as part of the Revenue Reconciliation Act of 1993, generally limits to $1 million the deduction that can be claimed by any publicly-held corporation for compensation paid to any "covered employee" in any taxable year beginning after December 31, 1993. The term "covered employee" for this purpose is defined generally as the chief executive officer and the four other highest-paid employees of the corporation. In fiscal 1999, Hypercom did not pay compensation to any executive that was subject to Section 162(m).

                                         William E. Fisher
                                         Peter J. Hart
                                         Jock Patton

                                         AS MEMBERS OF THE COMPENSATION
                                         COMMITTEE

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Mr. Hart is the brother-in-law of Mr. Irato. In addition, Mr. Hart is a director and vice-president of Express Card Systems, a sales company which derives a significant portion of its revenues from products sold to Hypercom. See "Certain Transactions and Relationships."

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of (i) our common stock, (ii) the Nasdaq Stock Index, and (iii) a selected peer group index, from November 13, 1997 (the date of our initial public offering) through June 30, 1999 (the end of our fiscal year). The peer group was selected on an industry basis and includes:

- 3Com Corporation      - CyberCash, Inc.                      - Checkfree Holding Corporation
- Diebold,              - Equifax Inc.                         - Hewlett-Packard Company
Incorporated            - Transaction System Architects, Inc.  - Schlumberger Limited
- IVI Checkmate Corp.   - Transaction Network Services, Inc.
- MICROS Systems, Inc.

The peer group is consistent with the peer group utilized in the 1998 Proxy Statement, with the exception of International Verifact Inc., which combined with Checkmate Electronics, Inc. in 1998 to form IVI Checkmate Corp.

     The graph assumes that $100 was invested on November 13, 1997 in our common stock and in each of the comparison indices, and assumes all dividends paid were reinvested. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of our common stock.

                  COMPARISON OF CUMULATIVE TOTAL RETURN AMONG
        HYPERCOM CORPORATION, THE NASDAQ STOCK INDEX AND THE PEER GROUP

                                      LOGO

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires Hypercom officers and Directors, and persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Officers, Directors and greater than 10% stockholders are required by SEC regulations to furnish Hypercom with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished, or written representations that no Forms 5 were required, Hypercom believes that during our preceding fiscal year all Section 16(a) filing requirements applicable to its officers, Directors and greater than 10% beneficial owners were complied with, except (1) George Wallner failed to timely report on Form 4 the acquisition of 100 shares of common stock on November 13, 1997 (the date of Hypercom's initial public offering); (2) Messrs. Hart and Fisher failed to timely report on Form 4 the receipt of their annual grants of stock options pursuant to the Non-Employee Director Stock Option Plan for the months of July 1998 and 1999; and (3) Mr. Patton inadvertently failed to timely file on Form 4 the annual stock options granted to him as a non-employee Director for fiscal 1999.

          SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth, as of September 30, 1999, the number and percentage of outstanding shares of common stock beneficially owned by each person known to beneficially own more than 5% of such stock, by each Director and Named Executive Officer of Hypercom and by all Directors and executive officers of Hypercom as a group.

                                                                 SHARES
                                                              BENEFICIALLY    PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER(1)(2)                       OWNED          OWNED
------------------------------------------                    ------------    ----------
George Wallner..............................................   11,450,100        34.5%
Paul Wallner................................................    9,800,000        29.5%
Albert A. Irato(3)..........................................    1,230,000         3.6%
Jairo Gonzalez(4)...........................................      752,500         2.2%
Thomas E. Linnen(5).........................................       61,250           *
William E. Fisher(6)........................................       17,500           *
Peter J. Hart(6)............................................       16,500           *
Jock Patton.................................................        1,000           *
Capucine Irrevocable 1997 Trust(4)..........................      141,625           *
All directors and executive officers as a group (14
  persons)..................................................   23,471,306        66.6%

---------------
 *  Represents less than 1% of our outstanding common stock.

(1) This information regarding beneficial ownership of our common stock by certain beneficial owners and management of Hypercom is as of September 30, 1999. A person is deemed to be the beneficial owner of securities that can be acquired within 60 days from the date set forth above through exercise of any option, warrant, or right. Shares of common stock subject to options, warrants, or rights currently exercisable or exercisable within 60 days are deemed outstanding for the purpose of computing the percentage of the person holding such options, warrants, or rights, but are not deemed outstanding for computing the percentage of any other person. The amounts and percentages are based upon 33,197,517 shares of common stock outstanding as of September 30, 1999. The persons named in the table, to our knowledge, have sole voting and sole dispositive power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes hereunder.

(2) The address of each of the listed stockholders is 2851 West Kathleen Road, Phoenix, Arizona 85053.

(3) Includes 1,030,000 shares of common stock subject to options exercisable within 60 days and 200,000 shares of common stock held by the Al A. and Sarah D. Irato Charitable Remainder Unitrust, dated October 1, 1997, for which Mr. Irato serves as co-trustee.

(4) Consists entirely of shares of common stock subject to options exercisable within 60 days.

(5) Mr. Linnen resigned as Chief Financial Officer effective January 19, 1999 and directed his attention to corporate acquisitions for Hypercom until June 1, 1999, when Hypercom and Mr. Linnen mutually agreed it was in their best interest to bring their employment relationship to a conclusion (See "Employment, Severance and Change of Control Agreements"). The amount consists entirely of shares of common stock subject to options exercisable within 60 days.

(6) Includes 12,500 shares of common stock subject to options exercisable within 60 days.

                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

     Since the closing of the initial public offering in November 1997, all transactions between Hypercom and its affiliated entities, executive officers, Directors or significant stockholders are approved by a majority of the independent Directors of Hypercom and Hypercom believes the transactions, except the non-interest bearing loans described below, are on terms no less favorable to Hypercom than Hypercom could obtain from non-affiliated parties.

     In fiscal 1997, Hypercom made non-interest bearing loans to George Wallner, our Chief Executive Officer and President (effective July 1, 1999), and to Paul Wallner, the President of Hypercom Network Systems, each in the principal amount of $750,000. As of June 30, 1999, George Wallner's and Paul Wallner's net amount outstanding to Hypercom was $375,000 and $375,000, respectively.

     Hypercom leases an approximately 20,000 square foot facility from Hypercom Unit Trust, the beneficiaries of which are George Wallner and Paul Wallner. During fiscal 1999, Hypercom paid $95,184 in rent and associated administrative fees to this trust.

     Peter J. Hart, a Director of Hypercom, is a director and Vice President of Express Card Systems, Inc. ("ECS"), a sales company, which derives a significant portion of its revenues from products sold to Hypercom. Mr. Hart's wife is the Chairman, President and sole stockholder of ECS. The wife of Albert A. Irato, our Chairman of the Board (effective July 1, 1999), is a Vice President of ECS. The wives of Messrs. Hart and Irato are sisters. During fiscal 1999, ECS was paid $246,227.37 with respect to sales of products to Hypercom.

                 APPROVAL OF AMENDMENTS TO HYPERCOM CORPORATION
                       1997 EMPLOYEE STOCK PURCHASE PLAN
                                (PROPOSAL NO. 2)

     The Board of Directors has approved, subject to stockholder approval, amendments to the Hypercom Corporation 1997 Employee Stock Purchase Plan, effective as of January 1, 2000. The plan was originally adopted on September 8, 1997. The proposed amendments are:

     - increasing the number of Offering Periods in a calendar year from two to four; and

     - increasing the discount on the purchase price from ten percent to fifteen percent.

     The Board of Directors believes these changes will enhance Hypercom's value by providing a more convenient and affordable way for employees to purchase and hold Hypercom's common stock. The key provisions of the plan are summarized below. Because it is a summary, it may not contain all the information that is important to you. Before you decide how to vote, you should review the full text of the plan, as amended, which is included as Appendix A.

WHAT IS THE PURPOSE OF THE PLAN?

     The Board of Directors believes the plan encourages broader stock ownership by Hypercom employees and thereby provides an incentive for employees to contribute to the profitability and success of Hypercom. In particular, the plan offers a convenient means for employees who might not otherwise own Hypercom's common stock to purchase and hold such stock, and the plan's discounted sale feature provides a meaningful inducement to participate.

     The Board believes that employees' continuing economic interest, as stockholders, in Hypercom's performance and success enhances the entrepreneurial spirit of Hypercom, which can greatly contribute to long-term growth and profitability.

WHO IS ELIGIBLE TO PARTICIPATE IN THE PLAN?

     Any Hypercom employee is eligible to participate in the plan, except those employees who work less than 20 hours per week or five months per year, and any other employee who owns five percent or more of Hypercom's outstanding common stock. Approximately 750 employees of Hypercom are currently eligible to participate in the plan.

WHAT IS THE MAXIMUM NUMBER OF SHARES?

     The maximum number of shares of common stock that may be purchased under the plan is 625,000, subject to appropriate adjustment in the case of any extraordinary dividend or other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, or other similar corporate transaction or event affecting the common stock. Shares of common stock purchased from Hypercom will be either authorized but unissued shares or treasury shares.

WHEN AND HOW CAN AN EMPLOYEE ENROLL?

     An eligible employee may enroll for any three-month offering period, commencing January 1, April 1, July 1, and October 1 of each year, by filing an enrollment form with Hypercom before the offering period begins. After initial enrollment in the plan, the employee is automatically reenrolled in the plan for subsequent offering periods unless he or she files a notice of withdrawal before the offering period begins, terminates employment, or otherwise becomes ineligible to participate.

HOW DOES THE PLAN WORK?

     Upon enrollment in the plan, the employee elects a rate at which he or she will make payroll contributions to purchase common stock. An employee generally elects to make contributions in an amount not less than two percent nor more than ten percent of such employee's earnings (or such higher or lower rates as the Board may specify), although an employee's contributions will be adjusted downward or refunded to the extent necessary to ensure that he or she will not purchase during any offering period common stock that has a fair market value, as of the beginning of the offering period, in excess of $6,250 (representing an annual limitation of $25,000). All employee contributions are made by means of direct payroll deduction. The contribution rate elected by a participant will continue in effect until modified by the participant.

     An employee's contributions are credited to the employee's account maintained by Hypercom. Hypercom offers employees the opportunity to purchase common stock at a price equal to the lesser of 85% of the fair market value of common stock at the beginning of a three-month offering period or 85% of the fair market value of common stock at the end of the offering period.

     Under either method, shares of Hypercom's common stock are purchased on a given purchase date in the aggregate for all accounts under the plan. Shares of common stock purchased are credited to the accounts maintained by the custodian for each participant based upon the average cost of all shares purchased. No interest is credited on payroll contributions pending investment in common stock. Dividends paid on common stock credited to participants' accounts are automatically reinvested in additional shares through purchases directly from Hypercom.

     On September 30, 1999, the last reported sale price of Hypercom's common stock by The New York Stock Exchange was $8.00 per share.

WHAT ARE THE RESTRICTIONS ON THE COMMON STOCK?

     Participants have the exclusive right to vote or direct the voting of shares of common stock credited to their accounts, and are permitted to withdraw, transfer, or sell their shares without restriction. Participants' rights under the plan are nontransferable except pursuant to the laws of descent and distribution.

HOW IS THE PLAN ADMINISTERED?

     The plan is administered by the Board of Directors, although the Board may delegate some or all of its administrative duties to a Board committee or a committee of employees. The Board or committee has authority to interpret the plan, construe terms, adopt rules and regulations, prescribe forms, and make all determinations under the plan. If a participant is a member of a committee administering the plan, such person may not decide any matter relating to his or her participation in the plan.

HOW IS ENROLLMENT IN THE PLAN TERMINATED?

     A participant's enrollment in the plan may be terminated at any time, effective for payroll periods or offering periods beginning after the filing of a notice of termination of enrollment. Enrollment will also terminate upon termination of a participant's employment by Hypercom or any of its subsidiaries. Upon termination of enrollment, cash amounts resulting from previous payroll contributions will be repaid to the participant. The custodian will continue to hold common stock for the account of such a participant until the participant sells or withdraws the common stock, but in no event more than one year after the participant ceases to be employed by Hypercom or any of its subsidiaries. A participant may eliminate contributions for future payroll periods without terminating enrollment. In that case, previous payroll contributions held in the participant's cash account will be used to purchase common stock at the next purchase date.

WHO PAYS TO ADMINISTER THE PLAN?

     Hypercom pays the costs and expenses to administer the plan and to maintain accounts, and pays brokerage fees and commissions for purchases. Hypercom does not pay brokerage fees and expenses relating to sales by participants, and participants may be charged reasonable fees by the custodian for withdrawing share certificates and other specified services. The custodian is responsible for furnishing account statements to participants.

CAN THE PLAN BE AMENDED OR TERMINATED?

     The Board of Directors may amend or terminate the plan without further stockholder approval, except stockholder approval must be obtained within one year after the effectiveness of such action if required by law or regulation or under the rules of any automated quotation system or securities exchange (such as The New York Stock Exchange) on which the common stock is then quoted or listed, or if stockholder approval is necessary for the plan to continue to meet the requirements of Section 423 of the Internal Revenue Code of 1986. The plan will continue until terminated by action of the Board, although as noted above the number of shares authorized under the plan is limited.

WHAT ARE THE FEDERAL INCOME TAX CONSEQUENCES OF THE PLAN?

     Rights to purchase shares under the plan are intended to constitute "options" issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1986 (the "Code"). As a result:

     - No taxable income results to the participants upon the grant of a right to purchase or upon the purchase of shares for his or her account under the plan (although the amount of a participant's payroll contributions under the plan will be taxable as ordinary income to the participant).

     - If the participant disposes of shares less than two years after the first day of an offering period with respect to which he or she purchased the shares, the participant will realize ordinary income in an amount equal to the fair market value of the shares on the date of purchase minus the amount of the participant's payroll deductions used to purchase the shares.

     - If the participant holds the shares for at least two years after the first day of an offering period with respect to which he or she purchased the shares, then at the time the participant disposes of the shares he or she will realize ordinary income in an amount equal to the lesser of (i) the fair market value of the shares on the first day of the offering period minus the amount of the participant's payroll deductions used to purchase the shares, and (ii) the fair market value of the shares on the date of disposition minus the amount of the participant's payroll deductions used to purchase the shares.

     - In addition, the participant will realize a long-term or short-term capital gain or loss, as the case may be, in an amount equal to the difference between the amount realized upon any sale of the common stock and the participant's basis in the common stock (i.e., the purchase price plus the amount, if any, taxed to the participant as ordinary income, as described in the second and third bullet points above).

     - If the statutory holding period described in the second and third bullet points above are satisfied, Hypercom is not entitled to a deduction for federal income tax purposes with respect to any discount in the sale price of common stock applicable to such participant. If the statutory holding period is not satisfied, Hypercom generally should be entitled to a tax deduction in an amount equal to the amount taxed to the participant as ordinary income.

     The foregoing is only a general description of the application of federal income tax laws to the plan. The summary does not address the effects of other federal taxes or taxes imposed under state, local, or foreign tax laws. Because of the complexities of the tax laws, participants are encouraged to consult a tax advisor as to their individual circumstances.

WHAT ARE THE NEW PLAN BENEFITS?

     The Company cannot now determine the number of shares to be purchased in the future under the plan by the Named Executive Officers, all current executive officers as a group, or all other employees as a group.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENTS TO THE HYPERCOM CORPORATION 1997 EMPLOYEE STOCK PURCHASE PLAN.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     The Board of Directors, upon the recommendation of its Audit Committee, has selected PricewaterhouseCoopers LLP as Hypercom's independent auditors for the transition period from July 1, 1999 to December 31, 1999, and for the fiscal year ending December 31, 2000. PricewaterhouseCoopers LLP began auditing Hypercom's financial statements with the then fiscal year ended June 30, 1995. Representatives of PricewaterhouseCoopers LLP are expected to be present at the annual meeting, will have the opportunity to make a statement if they wish to do so and will be available to respond to appropriate questions.

                     STOCKHOLDER PROPOSALS AND NOMINATIONS

     STOCKHOLDER PROPOSALS FOR THE 2000 PROXY STATEMENT. Any stockholder satisfying the Securities and Exchange Commission ("SEC") requirements and wishing to submit a proposal to be included in our proxy statement for the 2000 Annual Meeting of Stockholders should submit the proposal in writing to the Corporate Secretary, 2851 West Kathleen Road, Phoenix, Arizona 85053. Generally, such notice would have to be received by June 24, 2000 in order to be considered for inclusion in the proxy statement. However, Hypercom recently changed its fiscal year from June 30 to December 31. Accordingly, we anticipate our 2000 Annual Meeting of Stockholders to be held on or about May 18, 2000. In order to provide our stockholders with the opportunity to submit proposals to be considered for inclusion in our proxy statement, the deadline for submitting such proposals is January 19, 2000 (which is 120 days prior to the anticipated date of our 2000 Annual Meeting of Stockholders).

     DIRECTOR NOMINEES OR OTHER BUSINESS FOR PRESENTATION AT THE 2000 ANNUAL MEETING. Under Hypercom's Bylaws, if you wish to nominate Directors or bring other business before the stockholders at the 2000 Annual Meeting of
Stockholders:

     - You must be a stockholder of record at the time of giving notice and be entitled to vote at the meeting of stockholders to which the notice relates.

     - You must notify the Corporate Secretary in writing no later than January 19, 2000, which is 120 days prior to the anticipated date of our 2000 Annual Meeting of Stockholders.

     - Your notice must contain the specific information required in our Bylaws, which requires the following information:

        -- a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, or in the case of Director nominees, all arrangements or understanding between the stockholders and each nominee and any other person or persons pursuant to which the nominee or nominees are to be considered by the stockholders;

        -- the name and record address of such stockholder;

        -- the class or series and number of shares of capital stock of Hypercom that are owned beneficially or of record by such stockholder;

        -- a description of all arrangements or understandings between such stockholder and other persons or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, or in the case of Director nominees, all information required by the SEC's rules and regulations and Hypercom's Bylaws; and

        -- a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting.

     A nomination or other proposal will be disregarded if it does not comply with the above procedures and any additional requirements set forth in our Bylaws. Please note these requirements relate only to the matters you wish to bring before your fellow stockholders at an annual meeting. They are separate from the SEC's requirements to have your proposal included in our proxy statement.

                                 OTHER MATTERS

     As of the date of this proxy statement, the Board of Directors does not intend to present at the annual meeting any matters other than those described herein and does not presently know of any matters that will be presented by other parties. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to Hypercom will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

                                          HYPERCOM CORPORATION

                                          Peter J. Stutsman
                                          Corporate Secretary

October 22, 1999

                                   APPENDIX A

                              HYPERCOM CORPORATION

                       1997 EMPLOYEE STOCK PURCHASE PLAN

 (As amended, effective as of January 1, 2000, subject to stockholder approval)

     1. PURPOSE. The purpose of this 1997 Employee Stock Purchase Plan (the "Plan") is to encourage stock ownership by employees of Hypercom Corporation (the "Company") and its Subsidiaries and thereby provide employees with an incentive to contribute to the profitability and success of the Company. The Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Code and will be maintained for the exclusive benefit of eligible employees of the Company and its Subsidiaries.

     2. DEFINITIONS. For purposes of the Plan, in addition to the terms defined in Section 1, terms are defined as set forth below:

          (a) "Board" means the Board of Directors of the Company.

          (b) "Cash Account" means the account maintained on behalf of the Participant by either by the Company or the Custodian for the purpose of holding cash contributions pending investment in Stock.

          (c) "Code" means the Internal Revenue Code of 1986, as amended.

          (d) "Custodian" means Merrill Lynch or the successor thereto as may be appointed by the Board.

          (e) "Earnings" means a Participant's salary or wages for services performed for the Company and its Subsidiaries and received by a Participant for services rendered during a specified pay period, excluding bonuses.

          (f) "Enrollment Period" means the two-week period immediately prior to each Offering Period.

          (g) "Fair Market Value" means the fair market value of the Stock determined by such methods or procedures as may be established from time to time by the Board in good faith, or if the Company's Stock is publicly traded, the closing price of the Stock on the relevant date as reported on the New York Stock Exchange (or any national securities exchange or quotation system on which the Stock is then listed), or if there were sales on that date the closing price on the next preceding date for which a closing price was reported.

          (h) "Offering Period" means the period beginning January 1, 2000, and every three months thereafter.

          (i) "Participant" means an employee of the Company or a Subsidiary who is participating in the Plan.

          (j) "Purchase Date" means the last day of each Offering Period or the next preceding day on which a trading price for the Company's Stock is reported if the last day of any Offering Period is a day on which the Company's Stock is not traded.

          (k) "Purchase Right" means a Participant's option to purchase shares which is deemed to be outstanding during a Offering Period. A Purchase Right represents an "option" as such term is used under Section 423 of the Code.

          (l) "Stock" means the common stock of the Company.

          (m) "Stock Account" means the account maintained on behalf of the Participant by the Custodian for the purpose of holding Stock acquired upon investment under the Plan.

          (n) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain as set forth in Code Section 424(f).

     3. ADMINISTRATION.

     (a) Board Administration. The Plan will be administered by the Board. The Board may delegate its administrative duties and authority (other than authority to amend the Plan) to any Board committee or to any officers or employees or committee thereof as the Board may designate (in which case references to the Board will be deemed to mean the administrator to which such duties and authority have been delegated). The Board will have full authority to adopt, amend, suspend, waive, and rescind such rules and regulations and appoint such agents as it may deem necessary or advisable to administer the Plan, to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and rules and regulations thereunder, to furnish to the Custodian such information as the Custodian may require, and to make all other decisions and determinations under the Plan (including determinations relating to eligibility). No person acting in connection with the administration of the Plan will, in that capacity, participate in deciding any matter relating to his or her participation in the Plan.

     (b) The Custodian. The Custodian will act as custodian under the Plan, and will perform such duties as are set forth in the Plan and in any agreement between the Company and the Custodian. The Custodian will establish and maintain, as agent for Participants, Cash and Stock Accounts and any other subaccounts as may be necessary or desirable for administration of the Plan.

     (c) Waivers. The Board may waive or modify any requirement that a notice or election be made or filed under the Plan a specified period in advance in an individual case or by adopting a rule or regulation under the Plan, without amending the Plan.

     (d) Other Administrative Provisions. The Company will furnish information from its records as directed by the Board, and such records, including a Participant's Earnings, will be conclusive on all persons unless determined by the Board to be incorrect. Each Participant and other person claiming benefits under the Plan must furnish to the Company in writing an up-to-date mailing address and any other information as the Board or Custodian may reasonably request. Any communication, statement, or notice mailed with postage prepaid to any such Participant or other person at the last mailing address filed with the Company will be deemed sufficiently given when mailed and will be binding upon the named recipient. The Plan will be administered on a reasonable and nondiscriminatory basis and uniform rules will apply to all persons similarly situated. All Participants will have equal rights and privileges (subject to the terms of the Plan) with respect to Purchase Right outstanding during any given Offering Period.

     4. STOCK SUBJECT TO PLAN. Subject to adjustment as provided below, the total number of shares of Stock reserved and available for issuance or which may be otherwise acquired upon exercise of Purchase Rights under the Plan will be 625,000. Any shares of Stock delivered by the Company under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. The number and kind of such shares of Stock subject to the Plan will be proportionately adjusted, as determined by the Board, in the event of any extraordinary dividend or other distribution, recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, or other similar corporate transaction or event affecting the Stock.

     5. ENROLLMENT AND CONTRIBUTIONS.

     (a) Eligibility. An employee of the Company, or a Subsidiary that has elected with the Company's consent to participate in the Plan, may be enrolled in the Plan for any Offering Period if such employee is employed by the Company or a Subsidiary on the first day of the Offering Period, unless one of the following applies to the employee:

          (i) Such person is customarily employed by the Company or a Subsidiary for 20 hours or less a week or for not more than five months in any calendar year; or

          (ii) Such person would, immediately upon enrollment, be deemed to own, for purposes of Section 423(b)(3) of the Code, an aggregate of five percent or more of the total combined voting power or value of all outstanding shares of all classes of the Company or any Subsidiary.

The Company will notify an employee of the date as of which he or she is eligible to enroll in the Plan, and will make available to each eligible employee the necessary enrollment forms. Notwithstanding the above, any individual who is employed by the Company or a Subsidiary and who is not a U.S. citizen and does not reside in the U.S. ("Nonresident Alien") is not eligible to participate in the Plan if the laws of the country in which the Nonresident Alien resides make the offer to purchase Stock or the delivery of Stock under the Plan impractical. Additionally, the offer to purchase Stock and the delivery of Stock under the Plan is effective for any employee of the Company or a Subsidiary who is a Nonresident Alien only after the Company has complied with the applicable laws of the country in which the Nonresident Alien resides.

     (b) Initial Enrollment. An employee who is eligible under Section 5(a) (or who will become eligible on or before a given Offering Period) may, after receiving current information about the Plan, initially enroll in the Plan by executing and filing with the Company's Human Resources Department a properly completed enrollment form, including the employee's election as to the rate of payroll contributions for the Offering Period. To be effective for any Offering Period, such enrollment form must be filed during the Enrollment Period immediately preceding such Offering Period.

     (c) Automatic Re-enrollment for Subsequent Offering Periods. A Participant whose enrollment in, and payroll contributions under, the Plan continues throughout a Offering Period will automatically be re-enrolled in the Plan for the next Offering Period unless (i) the Participant terminates enrollment before the next Offering Period in accordance with Section 7(a), or (ii) on the last day of the relevant Enrollment Period he or she is ineligible to participate under Section 5(a). The initial rate of payroll contributions for a Participant who is automatically re-enrolled for a Offering Period will be the same as the rate of payroll contribution in effect at the end of the preceding Offering Period, unless the Participant files a new enrollment form during the Enrollment Period immediately preceding such Offering Period designating a different rate of payroll contributions.

     (d) Payroll Contributions. A Participant will make contributions under the Plan by means of payroll deductions from each payroll period which ends during the Offering Period, at the rate elected by the Participant in his or her enrollment form filed during the Enrollment Period immediately preceding such Offering Period (except that such rate may be changed during the Offering Period to the extent permitted below). The rate of payroll contributions elected by a Participant may not be less than two percent (2%) nor more than ten percent (10%) of the Participant's Earnings for each payroll period, and only whole percentages may be elected; provided, however, that the Board may specify a lower minimum rate and higher maximum rate, subject to Section 8(c). Notwithstanding the above, a Participant's payroll contributions will be adjusted downward by the Company as necessary to ensure that the limit on the amount of Stock purchased with respect to a Offering Period set forth in Section 6(a)(iii) is not exceeded. A Participant may elect to increase, decrease, or discontinue payroll contributions for a future Offering Period by filing a new enrollment form during the Enrollment Period immediately preceding such Offering Period designating a different rate of payroll contributions. In addition, a Participant may elect to decrease or discontinue payroll contributions during a Offering Period by filing a new enrollment form, such change to be effective for the next payroll after the Participant's new enrollment form is received.

     (e) Crediting Payroll Contributions to Cash Accounts. All payroll contributions by a Participant under the Plan will be credited to a Cash Account maintained either by the Company or by the Custodian on behalf of the Participant. The Company or the Custodian will credit payroll contributions to each Participant's Cash Account upon receipt by the Company or the Custodian based upon information provided by the Company identifying the amount of payroll contribution. The Company will deposit into a separate account, or deposit with the Custodian an amount equal to the aggregate payroll contributions for the Offering Period (not otherwise repaid to Participant under Section 7(b)) on or before the Purchase Date for such Offering Period.

     (f) No Interest on Cash Accounts. No interest will be credited or payable by the Company on payroll contributions or by The Company or the Custodian on cash balances in Participant's Cash Accounts pending investment in Stock.

     6. PURCHASES OF STOCK.

     (a) Purchase Rights. Enrollment in the Plan for any Offering Period by a Participant will constitute a grant by the Company of a Purchase Right to such Participant for such Offering Period. Each Purchase Right will be subject to the following terms:

          (i) The Purchase prices at which Stock will be purchased under a Purchase Right will be as specified in Section 6(c).

          (ii) Except as limited in (iii) below, the number of shares of Stock that may be purchased upon exercise of the Purchase Right for a Offering Period will equal the number of shares (including fractional shares) that can be purchased at the purchase price specified in Section 6(c) with the aggregate amount credited to the Participant's Cash Account as of the Purchase Date.

          (iii) The number of shares of Stock subject to a Participant's Purchase Right for any Offering Period will not exceed the number derived by dividing $6,250 by 100% of the Fair Market Value of one share of Stock on the first day of the Offering Period for the Offering Period.

          (iv) The Purchase Right will be automatically exercised on the Purchase Date for the Offering Period.

          (v) Payments by a Participant for Stock purchased under a Purchase Right will be made only through payroll deduction in accordance with
     Section 5(d) and (e).

          (vi) The Purchase Right will expire on the earlier of the Purchase Date for the Offering Period or the date on which the Participant's enrollment in the Plan terminates.

     (b) Purchase of Stock. At or as promptly as practicable after the Purchase Date for a Offering Period, amounts credited to each Participant's Cash Account as of such Purchase Date will be applied by the Custodian to the purchase of shares of Stock, in accordance with the terms of the Plan. Shares of Stock will be purchased by the Custodian from the Company. Shares sold by the Company may be authorized but unissued shares or treasury shares, as permitted under Section
4. The Custodian will aggregate the amounts in all Cash Accounts when purchasing Stock, and shares purchased will be allocated to each Participant's Stock Account in proportion to the cash amounts withdrawn from such Participant's Cash Account. Upon completion of purchases in respect of a Purchase Date (which will be completed in not more than 30 days after the Purchase Date), all shares of Stock so purchased for a Participant will be credited to the Participant's Stock Account.

     (c) Purchase Price. The purchase price of each share of Stock purchased in respect of a Purchase Date will equal 85% of the lesser of (i) the Fair Market Value of a share of Stock on the first day of the Offering Period or (ii) the Fair Market Value of a share of Stock on the Purchase Date.

     (d) Dividend Reinvestment; Other Distributions. Cash dividends on any Stock credited to a Participant's Stock Account will be automatically reinvested in additional shares of Stock; such amounts will not be available in the form of cash to Participants. All cash dividends paid on Stock credited to Participant's Stock Accounts will be paid over by the Company to the Custodian at the dividend payment date. The Custodian will aggregate all purchase of Stock in connection with dividend reinvestment for a given dividend payment date. Purchases of Stock for purposes of dividend reinvestment will be made as promptly as practicable (but not more than 30 days) after a dividend payment date. The Custodian will make such purchases, as directed by the Board directly from the Company at 100% of the Fair Market Value of a share of Stock on the dividend payment date. Any shares of Stock distributed as a dividend or distribution in respect of shares of Stock or in connection with a split of the Stock credited to a Participant's Stock Account will be credited to such Account.

     (e) Withdrawals and Transfers. Shares of Stock may be withdrawn from a Participant's Stock Account, in which case one or more certificates for whole shares may be issued in the name of, and delivered to, the Participant, with such Participant receiving cash in lieu of fractional shares based on the Fair Market Value of a share of Stock on the date of withdrawal. Alternatively, whole shares of Stock may be withdrawn from a Participant's Stock Account by means of a transfer to a broker-dealer or financial institution that maintains an account for the Participant, together with the transfer of cash in lieu of fractional shares based on the Fair Market Value of a share of Stock on the date of withdrawal. Participants may not designate any other person to receive shares of Stock withdrawn or transferred under the Plan. A Participant seeking to withdraw or transfer shares of Stock must give instructions to the Custodian in such manner and form as may be prescribed by the Custodian, which instructions will be acted upon as promptly as practicable. Withdrawals and transfers will be subject to any fees imposed in accordance with Section 8(a).

     (f) Excess Account Balances. If any amounts remain in a Cash Account following a Purchase Date as a result of the limitation set forth in Section 6(a)(iii), such amounts will be returned to the Participant by the Custodian as promptly as practicable.

     7. TERMINATION AND DISTRIBUTIONS.

     (a) Termination of Enrollment. A Participant's enrollment in the Plan will terminate upon (i) the beginning of any payroll period or Offering Period that begins after he or she files a written notice of termination of enrollment with the Company, provided that such Participant will continue to be deemed to be enrolled with respect to any completed Offering Period for which purchases have not been completed, (ii) such time as the Participant becomes ineligible to participate under Section 5(a) of the Plan, or (iii) the termination of the Participant's employment by the Company and its Subsidiaries. An employee whose enrollment in the Plan terminates may again enroll in the Plan as of any subsequent Offering Period that is at least 90 days after such termination of enrollment if he or she satisfies the eligibility requirements of Section 5(a) as of such Offering Period. A Participant's election to discontinue payroll contributions will not constitute a termination of enrollment.

     (b) Distribution. As soon as practicable after a Participant's enrollment in the Plan terminates, amounts in the Participant's Cash Account which resulted from payroll contributions will be repaid to the Participant. If amounts credited to the Participant's Cash Account have not yet been deposited by the Company with the Custodian, the Company rather than the Custodian will make the repayment to the Participant. The Custodian will continue to maintain the Participant's Stock Account for the Participant until the earlier of such time as the Participant directs the sale of all Stock in the Account, withdraws, or transfers all Stock in the Account, or one year after the Participant ceases to be employed by the Company and its Subsidiaries. If a Participant's termination of enrollment results from his or her death, all amounts payable will be paid to his or her estate.

     8. GENERAL.

     (a) Costs. Costs and expenses incurred in the administration of the Plan and maintenance of Accounts will be paid by the Company, to the extent provided in this Section 8(a). Any brokerage fees and commissions for the purchase of Stock under the Plan (including Stock purchased upon reinvestment of dividends and distributions) will be paid by the Company, but any brokerage fees and commissions for the sale of Stock under the Plan by a Participant will be borne by such Participant. The rate at which such fees and commissions will be charged to Participants will be determined by the Custodian or any broker-dealer used by the Custodian (including an affiliate of the Custodian), and communicated from time to time to Participants. In addition, the Custodian may impose or pass through a reasonable fee for the withdrawal of Stock in the form of stock certificates (as permitted under Section 6(e)), and reasonable fees for other services unrelated to the purchase of Stock under the Plan, to the extent approved in writing by the Company and communicated to Participants.

     (b) Statements to Participants. The Custodian will reflect payroll contributions, purchases, sales, and withdrawals and transfers of shares of Stock and other Plan transactions by appropriate adjustments to the Participant's Accounts. The Custodian will, not less frequently than semi-annually, provide or cause to be provided a written statement to the Participant showing the transactions in his or her Accounts and the date thereof, the number of shares of Stock purchased or sold, the aggregate purchase price paid or sales price received, the purchase or sales price per share, the brokerage fees and commissions paid (if any), the total shares held for the Participant's Stock Account (computed to at least three decimal places), and other information.

     (c) Compliance with Section 423. It is the intent of the Company that this Plan comply in all respects with applicable requirements of Section 423 of the Code and regulations thereunder. Accordingly, if any provision of this Plan does not comply with such requirements, such provision will be construed or deemed amended to the extent necessary to conform to such requirements.

     9. GENERAL PROVISIONS.

     (a) Compliance With Legal and Other Requirements. The Plan, the granting and exercising of Purchase Rights hereunder, and the other obligations of the Company and the Custodian under the Plan will be subject to all applicable federal and state laws, rules, and regulations, and to such approvals by any regulatory or governmental agency as may be required. Additionally, the granting and exercising of Purchase Rights hereunder shall be subject to all applicable laws of the country in which employees of the Company and a Subsidiary who are nonresident aliens and who are eligible to participate in the Plan reside. The Company may, in its discretion, postpone the issuance or delivery of Stock upon exercise of Purchase Rights until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule, or regulation, or the laws of any country in which employees of the Company and a Subsidiary who are nonresident aliens and who are eligible to participate in the Plan reside, or other required action with respect to any automated quotation system or stock exchange upon which the Stock or other Company securities are designated or listed, or compliance with any other contractual obligation of the Company, as the Company may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules, and regulations, designation or listing requirements, or other contractual obligations.

     (b) Limits on Encumbering Rights. No right or interest of a Participant under the Plan, including any Purchase Right, may be pledged, encumbered, or hypothecated to or in favor of any party, subject to any lien, obligation, or liability of such Participant, or otherwise assigned, transferred, or disposed of except pursuant to the laws of descent or distribution, and any right of a Participant under the Plan will be exercisable during the Participant's lifetime only by the Participant.

     (c) No Right to Continued Employment. Neither the Plan nor any action taken hereunder, including the grant of a Purchase Right, will be construed as giving any employee the right to be retained in the employ of the Company or any of its Subsidiaries, nor will it interfere in any way with the right of the Company or any of its Subsidiaries to terminate any employee's employment at any time.

     (d) Taxes. The Company or any Subsidiary is authorized to withhold from any payment to be made to a Participant, including any payroll and other payments not related to the Plan, amounts of withholding and other taxes due in connection with any transaction under the Plan, and a Participant's enrollment in the Plan will be deemed to constitute his or her consent to such withholding. In addition, Participants may be required to advise the Company of sales and other dispositions of Stock acquired under the plan in order to permit the Company to comply with tax laws and to claim any tax deductions to which the Company may be entitled with respect to the Plan. (This provision and other Plan provisions do not set forth an explanation of the tax consequences to Participants under the Plan. A brief summary of the tax consequences will be included in disclosure documents to be separately furnished to Participants.)

     (e) Changes to the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan without the consent of shareholders or Participants, except that any such action will be subject to the approval of the Company's shareholders within one year after such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any automated quotation system or stock exchange on which the Stock may then be quoted or listed, or if such shareholder approval is necessary in order for the Plan to continue to meet the requirements of Section 423 of the Code, and the Board may otherwise, in its discretion, determine to submit other such actions to shareholders for approval; provided, however, that, without the consent of an affected Participant, no amendment, alteration, suspension, discontinuation, or termination of the Plan may materially and adversely affect the rights of such Participant with respect to outstanding Purchase Rights relating to any Offering Period that has been completed prior to such Board action. The foregoing notwithstanding, upon termination of the Plan the Board may elect to terminate all outstanding Purchase Rights at such time as the Board may designate; in the event of such termination of any Purchase Right prior to its exercise, all amounts contributed to the Plan which remain in a Participant's Cash Account will be returned to the Participant (without interest) as promptly as practicable.

     (f) No Rights to Participate; No Shareholder Rights. No Participant or employee will have any claim to participate in the Plan with respect to Offering Periods that have not commenced, and the Company will have no obligation to continue the Plan. No Purchase Right will confer on any Participant any of the rights of a shareholder of the Company unless and until Stock is duly issued or transferred and delivered to the Participant (or credited to the Participant's Stock Account).

     (g) Fractional Shares. Unless otherwise determined by the Board, purchases of Stock under the Plan executed by the Custodian may result in the crediting of fractional shares of Stock to the Participant's Stock Account. Such fractional shares will be computed to at least three decimal places. Fractional shares will not, however, be issued by the Company, and certificates representing fractional shares will not be delivered to Participants under any circumstances.

     (h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval will be construed as creating any limitations on the power of the Board to adopt such other compensatory arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

     (i) Plan Year. The Plan will operate on a plan year that ends December 31 in each year.

     (j) Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan will be determined in accordance with the laws of the State of Arizona, without giving effect to principles of conflicts of laws, and applicable federal law.

     (k) Effective Date. The Plan will become effective at such time as the Plan has been approved by shareholders of the Company, at a meeting thereof, by a vote sufficient to meet the requirements of Section 423(b)(2) of the Code.

PROXY                                                                      PROXY
                              HYPERCOM CORPORATION

              ANNUAL MEETING OF STOCKHOLDERS -- NOVEMBER 16, 1999
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints George Wallner and Peter J. Stutsman and each of them, proxies, with power of substitution, acting unanimously and voting or if only one is present and voting then that one, to vote the shares of stock of Hypercom Corporation which the undersigned is entitled to vote, at the Annual Meeting of Stockholders to be held at the Embassy Suites, 2630 East Camelback Road, Phoenix, Arizona 85016, on Tuesday, November 16, 1999 at 9:00 a.m., Arizona time, and at any adjournment or adjournments thereof, with all the powers the undersigned would possess if present.

IF YOU RETURN YOUR PROPERLY EXECUTED PROXY, WE WILL VOTE YOUR SHARES AS YOU DIRECT. IF YOU DO NOT SPECIFY ON YOUR PROXY CARD HOW YOU WANT TO VOTE YOUR SHARES, WE WILL VOTE THEM FOR PROPOSALS 1 AND 2 AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

                  PLEASE MARK, SIGN AND DATE THE REVERSE SIDE
        AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

-------------------------------------------------------------------------------

                              HYPERCOM CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]

1. ELECTION OF DIRECTORS:
   NOMINEES: 01-PETER J. HART, 02-JACK PALLON         For      Withhold  For All
   INSTRUCTION: To withhold authority to vote         All         All    Except
   for any one or more management nominee,            [ ]         [ ]      [ ]
   write the nominee's name.

---------------------------------------------

2. Approval of amendments to Hypercom Corporation     For      Against   Abstain
   1997 Employee Stock Purchase Plan.                 [ ]         [ ]      [ ]

3. In their discretion, the proxies are authorized to vote upon all other matters that properly may be presented at the meeting.

Address Change? Mark Box and indicate change          [ ]
on the address label to the left.

The undersigned hereby revokes any proxy or proxies heretofore given to vote such shares at said meeting or any adjournment thereof


                                Dated                   , 1999
                                     -------------------
Signature
         -----------------------------------------------------
Signature (if held jointly
                          ------------------------------------
Please sign EXACTLY as your name appears hereon. When signing as attorney, executor, administrator, trustee or guardian, please give your full title as such. If more than one trustee, all should sign. If shares are held jointly, both owners must sign.

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                           -  FOLD AND DETACH HERE  -


                            YOUR VOTE IS IMPORTANT!


                     PLEASE MARK, SIGN, DATE AND RETURN THE
                PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.